UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 4, 2002

COMMONWEALTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

California	33-0769555	000-33069

(State or Other Jurisdiction	Commission	(IRS Employer

of Incorporation)	File No	Identification No.)

15901 Red Hill Avenue, Suite 100, Tustin, California	92780

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7(c). Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events.

         On January 4, 2002, Commonwealth Energy Corporation (the “Company”) announced that its Board of Directors approved the adoption of a stock repurchase program. Under the program, the Company may purchase up to $10 million of its common stock, options and warrants from time to time over an 18-month period, in open market or privately negotiated, subject to market conditions and other factors. The repurchased shares may be used to fulfill stock option exercises, to fund an Employee Stock Ownership Plan or for any other lawful purpose. Attached as Exhibit 99.1 is a copy of the press release relating to the adoption of the Company’s stock repurchase program, which is incorporated herein by reference.

Item 7(c). Exhibits.

Exhibit 99.1 Press Release dated January 4, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH ENERGY CORPORATION

Date:	January 4, 2002	By: /s/ JOHN BARTHROP

John Barthrop

General Counsel